UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 13, 2006

NORCROSS SAFETY PRODUCTS L.L.C.

(Exact name of registrant as specified in its charter)

Delaware	333-110531	61-1283304
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2001 Spring Road, Suite 425, Oak Brook, IL  60523

(Address of principal executive offices)  (Zip Code)

(630) 572-5715

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)                                 On April 13, 2006, Benjamin A. Hochberg resigned as a member of the Board of Managers of Norcross Safety Products L.L.C. (the “Company”). Mr. Hochberg was also a member of the Audit Committee of the Board of Managers.

(d)                                 Effective April 13, 2006, Craig Staub was elected as a member of the Board of Managers of the Company. Mr. Staub was also appointed to serve on the Board’s Audit Committee. Mr. Staub is a member of Odyssey Investment Partners, LLC, the manager of Odyssey Investment Partners Fund III, LP (“Odyssey Fund”). Odyssey Fund owns 75.3% of the capital stock of our parent, Safety Products Holdings, Inc.

Mr. Staub is a Principal at Odyssey Investment Partners, LLC. Mr. Staub also currently serves on the Board of Directors of Pro Mach, Inc. Prior to joining Odyssey in 2003, Mr. Staub was a vice president at Westbury Equity Partners where he was responsible for executing and monitoring private equity investments in middle-market companies. Previously, he was a vice president for The Shattan Group, a boutique investment bank where he primarily raised private equity and debt capital for middle-market clients. Prior to Shattan, he was an associate with Marakon Associates, a strategic consulting firm.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NORCROSS SAFETY PRODUCTS L.L.C.

Date: April 19, 2006	By:	/s/ David F. Myers, Jr.
David F. Myers, Jr.
Executive Vice President, Chief Financial Officer, Secretary and Manager